CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of Scudder Global Fund, Inc.:

         We consent to the incorporation by reference in Post-Effective Amendment No. 26 to the Registration Statement of Scudder Global Fund, Inc. on Form N-1A, of our reports dated August 11, 1995, August 11, 1995, December 8, 1995, December 15, 1995 and December 19, 1995 on our audits of the financial statements and financial highlights of Scudder International Bond Fund, Scudder Global Fund, Scudder Emerging Markets Income Fund, Scudder Global Small Company Fund, and Scudder Global Bond Fund (formerly Scudder Short Term Global Income
Fund), respectively, which reports are included in their respective Annual Reports to Shareholders for the years ended June 30, 1995 and October 31, 1995 which are incorporated by reference in the Registration Statement.

         We also consent to the reference to our Firm under the caption, "Experts."




                                                  /s/Coopers & Lybrand L.L.P.
Boston, Massachusetts                             COOPERS & LYBRAND L.L.P.
February 22, 1996

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